UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2014

AeroGrow International, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

001-33531	46-0510685
(Commission File Number)	(IRS Employee Identification No.)

6075 Longbow Drive, Suite 200, Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 444-7755

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 10, 2014, AeroGrow International, Inc. (the “Company”) entered a $4.5 Million Term Loan Agreement with The Scotts Miracle-Gro Company. The funding will provide general working capital to support anticipated growth as the Company expands its retail and its direct-to-consumer sales channels. The proceeds will be made available as needed in three advances of up to $1.0 million, $1.5 million, and $2.0 million in July, August, and September, respectively with a due date of February 15, 2015. Interest will be charged at the stated rate of 10%, but will paid in shares of AeroGrow common stock, valued at a price per share equal to the Series B Preferred Conversion Price on the date the Term Loan is paid in full.

As previously reported in a Current Report on Form 8-K filed with the SEC on April 23, 2013, the Company entered into a strategic alliance with The Scotts Miracle-Gro Company in which, among other things, the Company issued: (i) 2,649,007 shares of Series B Convertible Preferred Stock to a wholly owned subsidiary of Scotts Miracle-Gro; and (ii) a warrant to purchase shares of the Company’s common stock for an aggregate purchase price of $4.0 million.  As reported in the Company’s Annual Report on Form 10-K for the year ended March 31, 2014, The Scotts Miracle-Gro Company and its affiliates beneficially own approximately 30.2% of the Company’s common stock (on an as-converted basis).  The Term Loan was approved by disinterested members of the Company’s Board of Directors.

The foregoing description of the $4.5 Million Term Loan Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 hereto and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

To the extent that the Company has agreed to issue common stock as interest on the$4.5 Million Term Loan Agreement, the information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Term Loan and Security Agreement
99.1	Press Release Issued by AeroGrow International, Inc. on July 16, 2014

Portions of this report and the press release filed as Exhibit 99.1 may constitute “forward-looking statements” as defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AeroGrow International, Inc.
(Registrant)

Date: July 16, 2014	By:	/s/ Grey H. Gibbs
Grey H. Gibbs Principal Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Term Loan and Security Agreement
99.1	Press Release Issued by AeroGrow International, Inc. on July 16, 2014